EXHIBIT 99.1
                                                                    ------------

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE
---------------------

                      SUBURBAN PROPANE PARTNERS, LP TO HOLD
                    FISCAL 2001 FIRST QUARTER CONFERENCE CALL

WHIPPANY, NEW JERSEY, JANUARY 16, 2001--Suburban Propane Partners, L.P. (NYSE:SPH), a leading marketer of propane gas and related products and services nationwide, announced today that it has scheduled its Fiscal 2001 First Quarter Conference Call for Friday, January 26, 2001 at 10:00 AM EST. Analysts, investors and other interested parties are invited to listen to management's discussion of Fiscal 2001 first quarter results and business outlook by accessing the call via the internet at WWW.SUBURBANPROPANE.COM, or by telephone as follows:

                            Phone #: (888)-273-9891
Ask for: Suburban Propane First Quarter Fiscal Year 2001 Results Conference Call

In addition, a playback of the conference call will be available until 11:59 PM on January 27, 2001 and can be accessed by dialing (800) 475-6701, Access Code 564955.

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928 and is the nation's third largest propane gas marketer. The Partnership serves over 750,000 residential, commercial, industrial and agricultural customers through more than 350 customer service centers in more than 40 states. Corporate news, unit prices and additional information about Suburban are available 24 hours a day, 7 days a week on the company's web site: WWW.SUBURBANPROPANE.COM. To receive news releases via fax: Dial 800-758-5804 and input extension 112074.



Company contact:    Robert M. Plante
                    Vice President & Treasurer
                    (973) 503-9252